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                               LICENSE AGREEMENT

THIS LICENSE AGREEMENT, made by and between FORTUNE ENTERTAINMENT CORPORATION, a Delaware corporation, wish its principle place of business located at 2700 East Sunset Road, Suite #39, Las Vegas, Nevada, 89120 (hereinafter "Licensor") and SODAK GAMING CORPORATION, with its principle place of business located at 5301 South Highway 16, Rapid City, South Dakota 67701, (hereinafter "Licensee").

                                    RECITALS

A. Licensor is the owner of a game entitled "Rainbow 21" (hereinafter "Game"). Licensor has developed, adopted, utilized and is the proprietor of the trademark and/or service mark "Rainbow 21" and trademark registration and applications thereof (the licensed trademark hereinafter referred to as the "Licensed Trademark").

B. Licensor is also the Exclusive License Assignee/Proprietor of patents for said Game ("Patents") which were filed in the United States Patent and Trademark office and which were Issued on February 21, 1995 and February 27, 1996, respectively as instrument(s) 5,390,934 and 5,494,296.

C. Licensee desires to utilize and display the Licensed Trademark, the Game and the method of play and apparatus which are embodied In the Patent in advertisements.

NOW THEREFORE, in consideration of the forgoing recitals and the mutual covenants and conditions set forth below, the parties agree as follows:

1.   DEFINITION OF THE GAME. The Game referred to herein consists of:

     (a) The method of play and format of the Game, including the table layouts and materials relative thereto.

     (b)  The rules and instructions of play based upon the Patents and,

     (c) All advertising and promotional material which have been or will be developed for the Game shall be provided by Licensor to Licensee, at no cost, and shall include but not be limited to... Descriptive Game Brochures, Table Tents, Banners, Stanchion Posters and Video Taped Training Materials in amounts that are deemed sufficient and reasonable to service each Licensee client account.

2. LICENSING APPROVAL. Licensor warrants that it has complied with all applicable regulations and requirements necessary to the lawful pursuit of its enterprise.

3. GRANT AND ACCEPTANCE OF LICENSE. Licensor hereby grants Licensee for the term of this Agreement, subject to the terms and conditions hereinafter set forth, a non-exclusive, nontransferable, and limited right and license to utilize and display, within those facilities known as INDIAN OWNED CASINO jurisdictions where Licensee has been lawfully permitted to do so as


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defined by all applicable local, state and federal laws, the Game, products incorporating, displaying, or using the Licensed Trademark, and/or other written material constituting the Patents, solely within the confines of Licensee's "principle place of business", as defined above, the Game, products incorporating, displaying, or using the Licensed Trademark, and/or other written material constituting the Patents. Said grant is strictly limited to the uses described herein. Except as specifically provided herein, Licensor retains all rights to license, reproduce, distribute, perform, or display the Game, the Licensed Trademark and the Patents, as well as all other rights, privileges, and remedies granted or reserved to a patent owner/assignee and/or trademark laws of the United States of America. Licensee hereby accepts the conditions and provisions of said grant of the subject license.

4. LICENSE TERM. The term of this Agreement shall commence upon the date which it is executed and continue for one (365 days) year,

5.   PROPERTY RIGHTS.

     (a) OWNERSHIP. Title to the Game Patents is reserved to Licensor. Licensee acknowledges and agrees that Licensor is and shall remain the owner of the Game and the Patents relative to same. Licensee further acknowledges and agrees that, as between the parties, the Licensed Trademark belongs exclusively to Licensor and shall remain the sole and exclusive property of Licensor, as well as any goodwill associated with said Licensed Trademark.

     (b) SUBSTANTIAL PUBLIC NOTICE. All written or graphic material designed by or for Licensee to market, advertise, publicize or otherwise encourage play associated with the Game, the License Trademark, and/or Patent, whether utilized, distributed, and/or displayed by Licensee, including documents, press releases, or interviews relating to advertising and publicity, shall be marked by Licensee with an appropriate Patent and/or trademark notice. Such notice shall be of proper form and content and be properly displayed in a manner that complies with applicable provisions of the United States Patent and Trademark Laws, including but not limited to the following:

          (i) a Trademark: (mark TM or R), with a legend stating "Rainbow 21" is a registered trademark of Team Rainbow Inc.

          (ii) U.S. Patent No.'s 5,390,934 & 5,494,296

     (c) Licensee further acknowledges that the Game, the Licensed Trademark and the Patents are proprietary in nature. Licensee agrees that during the term of this Agreement and thereafter not to perform any act which interferes with Licensor's proprietary rights with respect to any of the foregoing, except that Licensee may engage in any actions with respect to disclosure of elements of the Game, the License Trademark and the Patents that are specifically provided for in this Agreement and/or are reasonably necessary to the performance of the Licensee's rights pursuant to this Agreement. Licensee agrees that the performance of any act which interferes with Licensor's proprietary rights with respect to any of the foregoing shall constitute a material breach of this Agreement and shall terminate the license granted under this Agreement.

     (d) Licensee agrees not to remove, deface, destroy, or modify any patent notice, trademark, service mark, other proprietary markings, or confidential legends placed on or within the Game or any materials relating thereto.

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6.   PROMOTIONAL MATERIAL. Any material created, made, and/or produced by
     Licensee for, but not limited to, the promotion and/or advertising of said Game, i.e. literature, videotape, etc. shall be made available for review by Licensee to Licensor and shall not be utilized and/or distributed by Licensee without Licensor's prior written consent. Licensor's consent shall be deemed given for any material by it in the event no disapproval is received by Licensee within seven (7) business days of Licensor's receipt of any such material.

7. USE OF LICENSEE'S NAME. As long as this Agreement remains in effect, Licensor shall have the right to advise prospective purchasers and lessees of the Game of Licensee's use of the Game. Licensor shall not, however, use the name or logo of Licensee or any affiliate of Licensee's prior written consent of the form and substance of such use.

8. PAYMENT. Licensee shall distribute, rent and/or lease the "Rainbow 21" Game, on a best efforts basis, to Indian owned casinos for no less than FIVE-HUNDRED US DOLLARS, per unit per month pursuant the terms and conditions of this Agreement, unless otherwise agreed, which agreement shall be indicated by Licensors execution of a Sublicense Agreement. Each Rental Agreement put under contract by Sodak shall be a roll-over thirty
     (30) day Rental Agreement and each client casino under said Agreement shall remain Sodak's exclusive client throughout the term of this Agreement. In the event that this Agreement shall terminate for any reason, whatsoever, the terms and conditions of this Agreement in reference to item "8.a thru e" shall survive and continue to the benefit of Sodak and Team Rainbow, Inc. in reference to any and all contracts developed by Sodak with its client customers.

     (a) Licensee shall enjoy a thirty (30%) percent discount on sales of all leases from one (1) through seventy five (75).

     (b) Licensee shall enjoy a thirty (35%) percent discount on all such leases In excess of those referenced above.

     (c) Licensor is the sole owner of the manufacturing rights for the "Rainbow 21" Game layouts and shall provide all replacement layouts to Licensee customers at no cost to Licensee.

     (d) Replacement Game layouts required by casino customers during the term of a lease for the use of the Game shall be provided at the price of One Hundred and Twenty Dollars ($120.00 USD) each and the Licensor shall bill each leasee customer directly.

     (e) Licensee shall pay and settle its account with the Licensor on a thirty (30) day revolving basis subject to weekends and holidays. Any balance owed beyond a ten (10) day grace period shall cause for termination of the Agreement unless another settlement is mutually agreed upon by the parties hereto.

     (f) Licensor excepts Licensee from obtaining any type of security, security agreement, or collateral to guarantee Sublicense Agreements.

9. LICENSOR'S REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants Licensee as follows:

     (a)  Licensor owns all rights in and to the Game "Rainbow 21";

     (b) Licensor has complied with all applicable local, state and federal laws and regulations relative to the pursuit of its enterprise.



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     (c)  The Game does not infringe upon any patent, trademark or copyright for or property right in or to, or violate any provision of any agreement, contract, license, permit, law or regulation regarding any other table game; and

     (d) Licensor has the unrestricted right and authority to enter into and perform under this Agreement, and Licensor's execution of and performance under this Agreement does not and will not violate any provision of any agreement, contract, license, permit, law or other regulation to which Licensor is a party or is subject or which applies to the Game.

10.  INDEMNIFICATION.

     (a) Licensor covenants and agrees to defend, indemnify, and hold harmless Licensee from and against any and all claims, demands, suits, judgments, collectively hereinafter referred to as "Claims", arising out of or resulting from Licensee's exercise of the License granted hereunder including but not limited to any Claims that the Game and/or Licensed Trademark infringes a duly issued United State patent, copyright or trademark. Licensee agrees to keep Licensor fully advised of such Claims and the progress of any legal action related thereto. Licensor shall have the right to assume the defense of any Claims at its own cost and expense.

     (b) Licensee shall promptly notify Licensor in writing of any infringement or suspected infringement of the Patents or the Licensed Trademark by a third-person. Without prior written consent of Licensor, Licensee shall have no right to make any demands or claims, bring suit, effect any settlements, or take any other action, with respect to infringement or suspected infringement. Licensee shall cooperate fully with Licensor in any such action Licensee may, at its discretion, choose to take with respect to said infringement or suspected infringement.

     (c) Licensor makes no claims as to the "Games" legality in Licensee's jurisdiction. Licensee agrees to abide and comply with all local, state and federal laws regarding the sale of the "Game".

11. ASSIGNMENT. Licensee shall not assign, or otherwise transfer, its rights granted under this Agreement. Any attempt to make such an assignment without Licensor's consent shall be void. This license is fully transferable by Licensor.

12.  TERMINATION.

     (a) In the event of any breach or any default of performance by either party, hereto, this Agreement may be terminated by giving written notice thereof. The defaulting party shall then have fourteen (14) days following receipt of such notice to cure the breach or default and thus reinstate this Agreement.

     (b) A breach and/or default shall include, but not be limited to, any of the following:

          (i) Either party's engaging in any conduct, either directly or indirectly, which is in derogation of any of the other's rights with regard to the Game, the Licensed Trademark and/or the Patents;

          (ii) Except as otherwise specifically excluded from the notice provision of this paragraph either party's failure or neglect to perform or observe any of its existing or future obligations under this Agreement.


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          (iii) The filing of a voluntary or involuntary petition in bankruptcy with respect to either party.

          (iv) The execution by either party of any assignment for the benefit of creditors or a composition with creditors;

          (v) The insolvency (as that term is defined under the Federal Bankruptcy Laws) of either Party;

          (vi) The appointment of a receiver, trustee in bankruptcy, or similar officer to take charge of part or all of either party's property; or

          (vii) Either party's failure to pay any moneys when due and owing to the other party or either party's failure to furnish the other with an accurate statement.

     (c) Licensee agrees that immediately upon the termination of this Agreement for any reason whatsoever, Licensee return to Licensor all materials relative to the Game or destroy all said materials and certify to Licensor the fact of such destruction. Upon termination of the License granted hereunder, Licensor's obligations under this Agreement shall cease, except with respect to any claims arising during the course of said Agreement.

     (d) In the event location breaches the Sublicense Agreement, Licensee shall assign any and all interest it has in said Sublicense Agreement to Licensor and Licensor will be held exclusively responsible for legal costs of securing possession of the games from location and enforcement of any other legal remedies against a location under the Sublicense Agreement.

13.  GENERAL TERMS AND CONDITIONS.

     (a) Unless otherwise provide in this Agreement, any notice or other communication required or permitted by this Agreement to be given to either party shall be deemed to have been duly given if in writing and delivered personally or mailed by registered or certified mail, return receipt requested (United State Postal Service) to:

          For Licensor...,         FORTUNE ENTERTAINMENT CORPORATION
                                   303 - 543 Granville Street
                                   Vancouver, British Columbia
                                   Canada V6C IX8

          (ii) For Licensee...,    SODAK GAMING CORPORATION
                                   5301 South Highway 16
                                   Rapid City, South Dakota 57701

     (b) Each party shall be deemed to have received notice or other communication upon actual receipt or when receipt has been refused.

     (c) Licensor and Licensee agree that this Agreement may be modified only by a written instrument duly executed by persons authorized to execute agreements on their behalf.

     (d) Licensor and Licensee agree that no failure to exercise, and no delay in exercising any right, power, or privilege hereunder on the part of either party shall operate as a waiver of any right, power or privilege. Licensor and Licensee further agree that no single or partial exercise of any right, power or privilege hereunder shall preclude its further exercise.


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     (e)  If any legal action is necessary to enforce the terms of this
          Agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief to which that party may be entitled.

     (f) If any part of this Agreement is adjudged by any court of competent jurisdiction to be invalid, that judgment shall not affect or nullify the remainder of this Agreement, and the effect shall be confined to the part immediately involved in the controversy adjudged.

     (g) This Agreement shall be deemed to have been made in, and shall be construed pursuant to, the internal laws of the State of Nevada, without any further reference to the conflict of law provisions of the State of Nevada.

     (h) This Agreement sets forth the entire agreement and understanding of the parties hereby, and supersedes any prior agreements, arrangements, and understanding between them. No representation, promise, or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for alleged representation, promise, or inducement not set forth.

IN WITNESS WHEREOF, the parties have executed this Agreement on the _______ day of ____________, 1999.



FORTUNE ENTERTAINMENT                             SODAK GAMING
CORPORATION                                       CORPORATION

By: _______________________________      By: ___________________________________

Signature: ________________________      Signature: ____________________________

Title: ____________________________      Title: ________________________________

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